SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 6, 1996
                                                        -----------------



                              PUBLIC STORAGE, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


  California                       1-8389                            95-3551121
  ----------                       ------                            ----------
(State or other jurisdiction     (Commission                   (I.R.S. Employer
 of incorporation)                File Number)                  Identification
                                                                Number)


                701 Western Ave. Glendale, California 91201-2397
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (818) 244-8080
                                                           --------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events
         ------------



HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS                              Page

         References
         ----------


Report of Independent Auditors.......................................         3

Combined Summary of Historical Information
  Relating to Operating Revenues and Specified
  Expenses - Certain Properties.................................              4

Notes to Combined Summary of Historical Information
 Relating to Operating Revenues and Specified
 Expenses - Certain Properties.......................................         5

 Pro Forma Consolidated Financial Statements
 -------------------------------------------

 Pro Forma Consolidated Balance Sheet at June 30, 1996..............         12

 Pro Forma Consolidated Statements of Income:

   For the six months ended June 30, 1996...........................         17
   For the year ended December 31, 1995.............................         18

ITEM 7.  Financial Statements and Exhibits.
         ----------------------------------

EXHIBITS

     23  Consent of Independent Auditors.  Filed herewith.

                         Report of Independent Auditors



The Board of Directors
Public Storage, Inc.


We have audited the accompanying combined summary of historical information relating to operating revenues and specified expenses - certain properties (the "Combined Summary") for the properties indicated in Note 1 for the years ended December 31, 1995, 1994 and 1993. The Combined Summary is the responsibility of the Company's management. Our responsibility is to express an opinion on the Combined Summary based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Combined Summary presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Combined Summary presents fairly the operating revenues and specified expenses, exclusive of expenses described in Note 2, for the properties identified in Note 1 for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles and the applicable accounting rules and regulations of the Securities and Exchange Commission.






                                                        ERNST & YOUNG LLP




September 6, 1996
Los Angeles, California

             COMBINED SUMMARY OF HISTORICAL INFORMATION RELATING TO
         OPERATING REVENUES AND SPECIFIED EXPENSES - CERTAIN PROPERTIES
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                     FOR THE PROPERTIES IDENTIFIED IN NOTE 1




                                                                1995             1994            1993
                                                             ------------    ------------    ------------


Operating revenue - rental income                             $90,996,000     $89,581,000     $82,105,000



Specified expenses - Cost of operations                        33,988,000      33,523,000      31,852,000
                                                             ------------    ------------    ------------



Excess of operating revenues over specified expenses          $57,008,000     $56,058,000     $50,253,000
                                                              ===========     ===========     ===========



































      See Accompanying Notes to Combined Summary of Historical Information Related to Operating Revenues and Specified Expenses - Certain Properties

               NOTES TO COMBINED SUMMARY OF HISTORICAL INFORMATION
                        RELATED TO OPERATING REVENUES AND
                     SPECIFIED EXPENSES - CERTAIN PROPERTIES


1.   BACKGROUND AND BASIS FOR COMBINATION
     ------------------------------------

     The accompanying combined summary of historical information relating to operating revenues and specified expenses certain properties (the "Combined Summary") include the results of operations for the years ended December 31, 1995, 1994 and 1993 for the following properties in which Public Storage, Inc. (the "Company") has acquired an interest or is probable of acquisition by the Company. The properties were acquired or proposed to be acquired primarily from affiliates of the Company:

            Properties Acquired from January 1, 1996 to June 30, 1996
            ---------------------------------------------------------

Property Location                  Date of Acquisition            Property Location                Date of Acquisition
- -----------------                  -------------------            -----------------                -------------------
Bensenville, IL                    January 1, 1996                Baltimore (Liberty Rd.), MD      March 26, 1996
Louisville, KY                     January 1, 1996                Carrollton, TX                   March 26, 1996
San Jose, CA                       January 1, 1996                Dallas, TX                       March 26, 1996
Englewood, CO                      January 1, 1996                Houston (Fondren Rd.), TX        March 26, 1996
W. Hollywood, CA                   January 1, 1996                Houston (Interstate 45), TX      March 26, 1996
Orland Hills, IL                   January 1, 1996                Plano, TX                        March 26, 1996
Merrionette Park, IL               January 1, 1996                Milwaukee, WI                    March 26, 1996
Denver, CO                         January 1, 1996                San Jose, CA                     March 26, 1996
Tigard, OR                         January 1, 1996                Irvine (Alton Pkwy.), CA         March 26, 1996
Coram, NY                          January 1, 1996                Irvine (Hughes Dr.), CA          March 26, 1996
Houston, TX                        January 1, 1996                Oakland, CA                      March 26, 1996
Kent, WA                           January 1, 1996                Saratoga, CA                     March 26, 1996
Turnersville, NJ                   January 1, 1996                Torrance, CA                     March 26, 1996
Sewell, NJ                         January 1, 1996                West Haven, CT                   March 26, 1996
Maple Shade, NJ                    January 1, 1996                Jacksonville, FL                 March 26, 1996
Hyattsville, MD                    January 1, 1996                Baltimore (Interstate 695), MD   March 26, 1996
Waterbury, CT                      January 1, 1996                Baltimore (Liberty Rd.), MD      March 26, 1996
Bedford Heights, OH                January 1, 1996                Carrollton, TX                   March 26, 1996
Livonia, MI                        January 1, 1996                Dallas, TX                       March 26, 1996
Sunland, CA                        January 1, 1996                Houston (Fondren Rd.), TX        March 26, 1996
Des Moines, WA                     January 1, 1996                Houston (Interstate 45), TX      March 26, 1996
Oxonhill, MD                       January 1, 1996                Plano, TX                        March 26, 1996
Sacramento, CA                     January 1, 1996                Milwaukee, WI                    March 26, 1996
Houston, TX                        January 1, 1996                San Jose, CA                     March 26, 1996
San Pablo, CA                      January 1, 1996                San Diego, CA                    April 1, 1996
Bowie, D.C.                        January 1, 1996                Miami, FL                        April 1, 1996
Milwaukee, WI                      January 1, 1996                Silver Springs, MD               April 1, 1996
Clinton, MD                        January 1, 1996                Chicago (East 95th), IL          April 1, 1996
Irvine (Alton Pkwy.), CA           March 26, 1996                 Chicago (Harlem Ave.), IL        April 1, 1996
Irvine (Hughes Dr.), CA            March 26, 1996                 St. Charles, MO                  April 1, 1996
Oakland, CA                        March 26, 1996                 Chicago (Frontage Rd.), IL       April 1, 1996
Saratoga, CA                       March 26, 1996                 St. Louis, MO                    April 1, 1996
Torrance, CA                       March 26, 1996                 Island Park, NY                  April 1, 1996
West Haven, CT                     March 26, 1996                 Yonkers, NY                      April 1, 1996
Jacksonville, FL                   March 26, 1996                 Los Angeles, CA                  April 1, 1996
Baltimore (Interstate 695), MD     March 26, 1996                 Houston (Interstate 45), TX      March 31, 1996

               NOTES TO COMBINED SUMMARY OF HISTORICAL INFORMATION
                        RELATED TO OPERATING REVENUES AND
                     SPECIFIED EXPENSES - CERTAIN PROPERTIES

1.   BACKGROUND AND BASIS FOR COMBINATION (continued)
     ------------------------------------------------

            Properties Acquired from January 1, 1996 to June 30, 1996
            ---------------------------------------------------------
Property Location                  Date of Acquisition            Property Location                Date of Acquisition
- -----------------                  -------------------            -----------------                -------------------

Plano, TX                          March 31, 1996                 Bethesda, MD                     April 1, 1996
Milwaukee, WI                      March 31, 1996                 Dundalk, MD                      April 1, 1996
San Jose, CA                       March 31, 1996                 Chicago, IL                      April 1, 1996
San Diego, CA                      April 1, 1996                  Las Vegas, NV                    April 1, 1996
Miami, FL                          April 1, 1996                  Torrance, CA                     April 1, 1996
Silver Springs, MD                 April 1, 1996                  Weymouth, MA                     April 1, 1996
Chicago (East 95th), IL            April 1, 1996                  St. Louis, MO                    April 1, 1996
Chicago (Harlem Ave.), IL          April 1, 1996                  Rockville, MD                    April 1, 1996
St. Charles, MO                    April 1, 1996                  Simi Valley, CA                  April 1, 1996
Chicago (Frontage Rd.), IL         April 1, 1996                  Houston, TX                      April 1, 1996
St. Louis, MO                      April 1, 1996                  Las Vegas, NV                    June 27, 1996
Island Park, NY                    April 1, 1996                  Bedford Park, IL                 June 27, 1996
Yonkers, NY                        April 1, 1996                  Los Angeles, CA                  June 27, 1996
Los Angeles, CA                    April 1, 1996                  Newark, CA                       June 27, 1996
Akron, OH                          April 1, 1996                  Silver Spring, MD                June 27, 1996
Chicago, IL                        April 1, 1996                  Hillside, NJ                     June 27, 1996
                                                                  Brooklyn, NY                     June 27, 1996

- -----------------------------------------------------------------------------------------------------------------------------------

                       Properties Proposed to be Acquired
                       ----------------------------------

Property Location                                                  Property Location
- -----------------                                                  -----------------

Canoga Park, CA                                                    Richmond (Midlothian), VA
Petaluma, CA                                                       Roanoke, VA
San Diego, CA                                                      Norfolk, VA
Santa Rosa, CA                                                     Fern Park, FL
Colorado Springs, CO                                               Orlando, FL
Denver, CO                                                         Carmichael, CA
Littleton, CO                                                      Napa, CA
Sarasota, FL                                                       West Hollywood, CA
Jacksonville, FL                                                   Englewood, CO
Las Vegas, NV                                                      Wheatridge, CO
Green Brook, NJ                                                    Fort Lauderdale, FL
Rockland, NY                                                       Tampa, FL
Upper Moreland, PA                                                 Winter Springs, FL
Dallas, TX                                                         Lilburn, GA
Lewisville, TX                                                     Broadview, IL
Houston, TX                                                        Warren, MI
Newport News, VA                                                   Las Vegas (Arville St.), NV
Mesa, AZ                                                           Las Vegas (Charleston Blvd.), NV

               NOTES TO COMBINED SUMMARY OF HISTORICAL INFORMATION
                        RELATED TO OPERATING REVENUES AND
                     SPECIFIED EXPENSES - CERTAIN PROPERTIES

1.   BACKGROUND AND BASIS FOR COMBINATION (continued)
     ------------------------------------------------

                       Properties Proposed to be Acquired
                       ----------------------------------

Property Location                                                Property Location
- -----------------                                                -----------------

Tempe, AZ                                                       Portland ( Interstate 84), OR
Glendale, CA                                                    Portland (Southeast 105th Ave.), OR
Irvine, CA                                                      Philadelphia (Byberry Rd.), PA
San Francisco, CA                                               Plymouth, PA
Torrance, CA                                                    Upper Darby, PA
Las Vegas, CA                                                   Seattle (154th and Hwy.99), WA
Cincinnati, OH                                                  Eagle Rock, CA
Fort Worth, TX                                                  Pittsburg, CA
Houston (Harwin Dr.), TX                                        Whittier, CA
Houston (Gulf Freeway), TX                                      Denver, CO
Richland, TX                                                    Federal Heights, CO
Alexandria, VA                                                  Ft. Lauderdale, FL
Austin (Reinli), TX                                             Green Acres, FL
Austin (Santiago), TX                                           Mangonia Park, FL
Dallas (E. Northwest), TX                                       Pompano Beach (Sample Rd.), FL
Dallas (Denton Dr.), TX                                         Pompano Beach (S. Dixie Hwy.), FL
Houston(Hempstead Hwy.), TX                                     W. Palm Beach, FL
Pasadena, TX                                                    Decatur, GA
Cherry Hill, NJ                                                 Forest Park (Jonesboro Rd.), GA
Oklahoma City (S.W. 74th Expressway), OK                        Alsip, IL
Oklahoma City (S. Santa Fe), OK                                 Overland, KS
Oklahoma City (S. May ), OK                                     Topeka, KS
Arlington (S. Watson Rd.), TX                                   Philadelphia (Oxford Ave.), PA
Richardson, TX                                                  Wyndmoor, PA
Broken Arrow, OK                                                Nashville (Dickerson Pike), TN
Capital Heights, MD                                             Nashville (Gallatin Pike), TN
Houston (Joel Wheaton Dr.), TX                                  Dallas (Lemmon Ave.), TX
Mt. Holly, NJ                                                   Auburn, WA
Mesquite (LBJ Freeway), TX                                      Kent, WA
Garland, TX                                                     Renton, WA
Missouri City, TX                                               Phoenix, AZ
Little Rock, AR                                                 Sacramento, CA
Tulsa, OK                                                       Southington, CT
Forest Park (Frontage Rd.), GA                                  Lakeworth, FL
Mesquite (U.S. Hwy. 80), TX                                     Arlington Heights, IL
Nashville (Downtown), TN                                        Bedford Park, IL
Nashville (Airport South), TN                                   Clifton, NJ
Woodrige,VA                                                     Hillside, NJ
Virginia, FL                                                    Seattle (15th Ave.), WA
Chesapeake, VA
Hampton, VA
Richmond, (Mechanicsville), VA

               NOTES TO COMBINED SUMMARY OF HISTORICAL INFORMATION
                        RELATED TO OPERATING REVENUES AND
                     SPECIFIED EXPENSES - CERTAIN PROPERTIES

1.   BACKGROUND AND BASIS FOR COMBINATION (continued)
     ------------------------------------------------

     The properties are primarily mini-warehouse facilities which provide self-service storage spaces for lease, usually on a month-to-month basis, to the general public. Revenues from rentals are recognized when earned and expenses are recognized when incurred.

2.   BASIS OF PRESENTATION
     ---------------------

     The Combined Summary excludes depreciation of buildings, improvements and equipment, and interest expense which is not comparable to the proposed future operations of the properties under the ownership of the Company.

3.   RELATED PARTY TRANSACTIONS
     --------------------------

     The Company was the property operator of the above facilities that have been acquired. The Company currently operates the facilities that are proposed to be acquired for a fee which is equal to 6% of the gross revenues of the mini-warehouse facilities and 5% of the gross revenues of the business park facilities managed.

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma financial statements have been prepared in connection with the proposed issuance of common stock by Public Storage, Inc. ("PSI"). Although no pro forma adjustments have been made to reflect the proposed issuance of $100 million of common stock, pro forma adjustments have been made to reflect the following transactions:

     MERGERS:

     * On March 26, 1996, PSI completed a merger transaction with Public Storage Properties IX, Inc. ("PSP IX") whereby PSI acquired all of the outstanding shares of PSP IX's common stock for an aggregate cost of $47.6 million, consisting of the issuance of PSI's Common Stock ($24.7 million), $9.9 million in cash and PSI's existing ownership of shares of common stock of PSP IX totaling approximately $13.0 million.

     * On March 26, 1996, PSI completed a merger transaction with PS Business Parks, Inc. ("PSBP") whereby PSI acquired all of the outstanding shares of PSPB's common stock for an aggregate cost of $11.3 million, consisting of the issuance of PSI's Common Stock ($5.2 million), $2.7 million in cash and PSI's existing ownership of shares of common stock of PSBP totaling approximately $3.4 million.

     * On June 27, 1996, PSI completed a merger transaction with Storage Properties, Inc. ("SPI") whereby PSI acquired all of the outstanding shares of SPI's common stock for an aggregate cost of $23.7 million, consisting of the issuance of PSI's Common Stock ($17.1 million), $4.8 million in cash and PSI's existing ownership of shares of common stock of SPI totaling approximately $1.8 million.

     * In June 1996, PSI and Public Storage Properties X, Inc. ("PSP X") agreed to merge, subject to certain conditions, including the approval of the shareholders of PSP X. Upon completion of the merger, each outstanding share of PSP X common stock (other than shares held by PSI) would be converted, at the election of the shareholders of PSP X, into either shares of PSI's common stock with a market value of $20.92 or, with respect to up to 20% of the PSP X common stock, $20.92 in cash. PSP X has 2,157,484 outstanding shares (PSI owns 452,094 shares) of common stock and an estimated value of $45.1 million. The shares of PSP X held by PSI will be canceled in the merger.

     * In June 1996, PSI and Public Storage Properties XII, Inc. ("PSP XII") agreed to merger subject to certain conditions, including the approval of the shareholders of PSP XII. The estimated value of the merger is approximately of $50.8 million. PSP XII has 1,730,099 outstanding shares of common stock series A, 184,453 outstanding shares of common stock series B, and 522,618 outstanding shares of common stock series
          C. PSI owns 29,300 shares of common stock series A, 114,952 shares of common stock series B, and 358,934 shares of common stock series C. Upon completion of the merger, each outstanding share of common stock series A of PSP XII (other than shares held by PSI) would be converted, at the election of the shareholders of PSP XII, into either shares of PSI's common stock with a market value of $22.34 or, with respect to up to 20% of the PSP XII common stock series A, $22.34 in cash. In addition, each share of PSP XII common stock series B and C (other than shares held by PSI) would be converted into the right to receive $17.95 in PSI's common stock, plus the estimated required REIT distributions attributable to the PSP XII common stock series B of $1.07 per share. The shares of PSP XII common stock series A, B and C held by PSI will be canceled in the merger..

     * In August 1996, PSI and Partners Preferred Yield, Inc. ("PPY I") agreed to merge, subject to certain conditions, including the approval of the shareholders of PPY I. The estimated value of the merger is approximately $68.5 million. PPY I has 3,077,028 outstanding shares of common stock series A, 420,875 outstanding shares of common stock series B, 247,574 outstanding shares of common stock series C and 163,036 outstanding shares of common stock series D. PSI owns 438,503 shares of common stock series A, 336,700 shares of common stock series B, and 198,059 shares of common stock series C and 130,429 shares of common stock series D. Upon completion of the merger, each outstanding share of common stock series A of PPY I (other than shares held by PSI) would be converted, at the election of the shareholders of PPY I, into either shares of PSI's common stock with a market value of $19.00 or, with respect to up to 20% of the PPY I common stock series A, $19.00 in cash. In addition, each share of PPY I common stock series B and C (other than shares held by PSI) would be converted into the right to receive $11.66 in PSI's common stock, plus the estimated required REIT distributions attributable to the PPY I common stock series B of $.70 per share. The shares of PPY I common stock series A, B, C and D held by PSI will be canceled in the merger.

     * In August 1996, PSI and Partners Preferred Yield II, Inc. ("PPY II") agreed to merge, subject to certain conditions, including the approval of the shareholders of PPY II. The estimated value of the merger is approximately of $74.4 million. PPY II has 3,130,103 outstanding shares of common stock series A, 420,875 outstanding shares of common stock series B, 247,574 outstanding shares of common stock series C and 163,036 outstanding shares of common stock series D. PSI owns
          441,503 shares of common stock series A, 336,700 shares of common stock series B, and 198,059 shares of common stock series C and 130,429 shares of common stock series D. Upon completion of the merger, each outstanding share of common stock series A of PPY II (other than shares held by PSI) would be converted, at the election of the shareholders of PPY II, into either shares of PSI's common stock with a market value of $20.39 or, with respect to up to 20% of the PPY II common stock series A, $20.39 in cash. In addition, each share of PPY II common stock series B, C and D (other than shares held by PSI) would be converted into the right to receive $12.26 in PSI's common stock, plus the estimated required REIT distributions attributable to the PPY II common stock series B of $.83 per share. The shares of PPY II common stock series A, B, C and D held by PSI will be canceled in the merger.

     * In August 1996, PSI and Partners Preferred Yield III, Inc. ("PPY III") agreed to merge, subject certain conditions, including to the approval of the shareholders of PPY III. The estimated value of the merger is approximately of $31.1 million. PPY III has 1,313,384 outstanding shares of common stock series A, 168,709 outstanding shares of common stock series B, 99,241 outstanding shares of common stock series C and 65,354 outstanding shares of common stock series D. PSI owns 82,547 shares of common stock series A, 134,967 shares of common stock series B, 79,393 shares of common stock series C and 52,283 shares of common stock series D. Upon completion of the merger, each outstanding share of common stock series A of PPY III (other than shares held by PSI) would be converted, at the election of the shareholders of PPY III, into either shares of PSI's common stock with a market value of $20.47 or, with respect to up to 20% of the PPY III common stock series A, $20.47 in cash. In addition, each share of PPY III common stock series B, C and D (other than shares held by PSI) would be converted into the right to receive $12.30 in PSI's common stock, plus the estimated required REIT distributions attributable to the PPY III common stock series B of $.74 per share. The shares of PPY III common stock series A, B, C and D held by PSI will be canceled in the merger.

     OTHER BUSINESS COMBINATIONS:

     * Effective January 1, 1996, PSI acquired approximately 64% of the limited partnership interest in an affiliated limited partnership owning 28 mini-warehouse facilities. The acquisition cost totaled approximately $41.1 million. As a result of the acquisition and PSI's pre-existing ownership interest and control of the partnership, PSI began to consolidate the accounts of the partnership in PSI's financial statements effective January 1, 1996.

     * During the second quarter of 1996, PSI acquired all of the limited partnership units of two affiliated partnerships for $58,955,000, consisting of the issuance of PSI's Mandatory Convertible Preferred Stock, Series CC. PSI's acquisition in one of the partnerships increased its ownership interest in the partnership to 100%, accordingly, the partnership was dissolved and the partnership's 8 mini-warehouse facilities became wholly-owned by PSI. The remaining partnership owns 15 mini-warehouses. As a result of the acquisition of partnership interests combined with PSI's existing ownership interest and control in the partnership, PSI began to consolidate the accounts of the partnership in PSI's financial statements effective April 1, 1996.

     OTHER PROPERTY ACQUISITIONS:

     * PSI has agreements in principle to acquire 23 mini-warehouses and 15 business park facilities from five limited partnerships which are not affiliated with PSI. PSI currently manages on behalf of four of the partnerships an aggregate of 16 mini-warehouses and 15 business parks facilities. The acquisition of the real estate assets from each of the limited partnerships is subject to certain conditions, including the approval of the limited partners in each of the partnerships. The aggregate acquisition cost is approximately $79.9 million.

The pro forma consolidated balance sheet at June 30, 1996 has been prepared to reflect the effects of the transactions described above. Pro forma adjustments have been made to reflect the impact to the historical consolidated balance sheet for those transactions, which as of the balance sheet date, were not consummated.

The pro forma consolidated statement of income for the six months ended June 30, 1996 has been prepared assuming (i) that each of the merger transactions, (ii) the business combinations with affiliated limited partnerships, and (iii) the acquisition of real estate facilities, were completed at the beginning of the period. The pro forma consolidated statement of income for the year ended December 31, 1995 has been prepared assuming (i) each of the merger transactions, (ii) the business combinations with affiliated limited partnerships, and (iii) the acquisition of real estate facilities, were completed at the beginning of the period.

The pro forma adjustments are based upon available information and upon certain assumptions as set forth in the notes to the pro forma consolidated financial statements that PSI believes are reasonable in the circumstances. The pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of PSI. The following pro forma consolidated financial statements do not purport to represent what PSI's results of operations would actually have been if the transactions in fact had occurred at the beginning of the respective periods or to project PSI's results of operations for any future date or period.

The accompanying pro forma financial statements should be read in conjunction with PSI's Form 10-K for the year ending December 31, 1995 and Form 10-Q for the period ending June 30, 1996.

                              PUBLIC STORAGE, INC.
                      CONSOLIDATED PRO FORMA BALANCE SHEET
                                  June 30, 1996
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                                                    Pro forma Adjustments
                                                                                    ---------------------
                                                                                                 Partnership
                                                                                     REIT        and property
                                                                     PSI           Mergers       acquisitions        PSI
                            ASSETS                               (Historical)      (Note 1)        (Note 2)      (Pro forma)
                                                                ------------    ------------    -----------     -------------


Cash and cash equivalents.................................      $     19,827    $          -    $         -     $      19,827
Real estate facilities, net of accumulated depreciation...         1,520,165         278,575         80,181         1,878,921
Investments in real estate entities.......................           408,965         (61,026)             -           347,939
Intangible assets.........................................           226,908               -              -           226,908
Mortgage loans receivable.................................            25,960               -              -            25,960
Other assets..............................................            20,971           1,552         (6,381)           16,142
                                                                ------------    ------------    -----------     -------------
     Total assets.........................................      $  2,222,796    $    219,101    $    73,800     $   2,515,697
                                                                ============    ============    ===========     =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Note payable to banks.....................................      $      5,000    $     66,254    $    73,800     $     145,054
Notes payable.............................................           116,070               -              -           116,070
Accrued and other liabilities.............................            36,739            (563)             -            36,176
Minority interest.........................................           125,917               -              -           125,917
Shareholders' equity:
   Preferred Stock, $.01 par value, 50,000,000 shares authorized:

     Senior Preferred Stock...............................           618,900               -              -           618,900

     Convertible Preferred Stock..........................           115,672               -              -           115,672

Common stock, $.10 par value,  200,000,000  shares authorized
   84,001,691 shares issued and outstanding (91,306,691 pro
   forma shares issued and outstanding)..................
     Common Stock(84,306,691 pro forma shares
       issued and outstanding ............................             7,700             730              -             8,430
     Class B..............................................               700               -              -               700
Paid-in capital...........................................         1,200,813         152,680              -         1,353,493
Cumulative net income.....................................           312,951               -              -           312,951
Cumulative distribution paid..............................          (317,666)              -              -          (317,666)
                                                                ------------    ------------    -----------     -------------
   Total shareholders' equity.............................         1,939,070         153,410              -         2,092,480
                                                                ------------    ------------    -----------     -------------
   Total liabilities and shareholders' equity.............      $  2,222,796    $    219,101    $    73,800     $   2,515,697
                                                                ============    ============    ===========     =============

        See Accompanying Notes to Pro Forma Consolidated Balance Sheet .

                                       12

                              PUBLIC STORAGE, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 1996
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

1.   REIT Mergers
     ------------

     As of June 30, 1996, PSI had completed the mergers with PSP IX, PSBP, and SPI and the effects of such mergers are reflected in PSI's historical consolidated balance sheet at June 30, 1996. The mergers with PSP X, PSP XII, PPY I, PPY II, and PPY III have not been completed and accordingly pro forma adjustments have been made to reflect the effects of these mergers on PSI's historical balance sheet at June 30, 1996, assuming such mergers had occurred on June 30, 1996.

     PSI will account for the mergers using the purchase method of accounting and the total purchase cost will be allocated to the acquired net assets; first to the tangible and identifiable intangible assets and liabilities based upon their respective fair values, and the remainder, if any, will be allocated to excess of purchase cost over book value of assets acquired. The aggregate purchase cost of approximately $263.5 million has been determined to be the sum of (1) the fair market value of real estate assets and (2) the estimated book value of non-real estate assets as of June 30, 1996 less (3) liabilities as of June 30, 1996.

     The proposed mergers are structured in such a manner that the cash component of the purchase price can vary from 0% to 20% of the aggregate purchase price and will depend on the number of shareholders of the REITs electing cash. For purposes of these pro forma financial statements, the maximum cash elections of 20% of the aggregate purchase price has been assumed. PSI believes that this assumption is the most likely based on PSI's experience with similar mergers which have been consummated over the past two years. Accordingly, the purchase cost is assumed to consist of the payment of cash ($52.7 million, representing 20%) and the remainder of the purchase price will consist of the issuance of PSI Common Stock ($153.4 million) and PSI's existing investment in the REITs ($57.4 million). PSI's existing investment represents the fair value of common stock owned by PSI in each of the REITs as of June 30, 1996, which upon completion of the merger will be canceled.

     The following table, and notes thereto, summarize the pro forma adjustment column with respect to the REIT mergers on the preceding page:

                                                           Combined       Pro forma       Other Pro       Net Pro forma
                                                           REITs at        merger           forma         Adjustment to
                                                        June 30, 1996    adjustments     adjustments    PSI's historical
                          ASSETS                         (Historical)     Note (1a)       Note (1b)       Balance Sheet
                                                         ------------    -----------    ------------     -------------
  Cash and cash equivalents                             $      5,473    $       -      $    (5,473)     $           -

  Real estate facilities, net of accumulated depreciation    164,259        114,316              -            278,575

    Investments in real estate entities                            -        (61,026)             -            (61,026)

  Other assets                                                 1,552              -              -              1,552
                                                            ------------    -----------    ------------     -------------
       Total assets                                     $    171,284    $    53,290    $    (5,473)     $     219,101
                                                            ============    ===========    ============     =============

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Note payable to banks                                 $      6,650    $    56,903    $     2,701      $      66,254

  Accrued and other liabilities                                7,611              -         (8,174)              (563)

  Shareholders' equity
     REITs' equity                                           157,023       (157,023)             -                 -

     PSI's common stock                                            -            730              -               730

     PSI's additional paid in capital                              -        152,680              -           152,680
                                                           ------------    -----------    ------------     -------------
     Total liabilities and shareholders' equity         $    171,284    $    53,290    $    (5,473)    $     219,101
                                                           ============    ===========    ============     =============

                              PUBLIC STORAGE, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 1996
                  (Amounts in thousands, except per share data)
                                   (Unaudited)




(1a)  PRO  FORMA  MERGER   ADJUSTMENTS:   The  following  pro  forma  purchase
      adjustments have been made assuming the mergers are consummated as of June 30, 1996:

         Aggregate net book value of assets acquired in the mergers......................               $157,023
         Step up to reflect real estate assets at fair value.............................                106,491
                                                                                                        --------
              Fair value of net assets acquired in mergers...............................               $263,514
                                                                                                        ========

         Aggregate acquisition cost:
               Cash component of acquisition cost .......................................                $52,703
               Fair value of PSI's pre-existing interest in the REITs....................                 57,401
               PSI common equity to be issued............................................                153,410
                                                                                                        --------
                                                                                                        $263,514
                                                                                                        ========
          ----------------------------------------------------------------------------------------------------------------
          *    INVESTMENT IN REAL ESTATE  ENTITIES:  At June 30, 1996, PSI owned common  stock  in each  of the  REITs.  In  connection  with  the mergers, PSI's ownership interest will be canceled.  Accordingly,
               a  pro  forma   adjustment  has  been  made  to  eliminate  PSI's
               historical   book  value  of  its   investment  in  each  of  the
               REITs.....................................................................               $(61,026)
                                                                                                        ========

          * REAL ESTATE FACILITIES: A pro forma adjustment has been made to step up the historical carrying value of the real estate facilities acquired in the mergers to reflect:

               -    the  step  up  from  REITs  book  value  to  estimated  fair
                    values...............................................................               $106,491
               -    the net  difference  between  PSI's  carrying  value  of its equity  investment in the REITs  ($61,026) and fair value of
                    such         interest         ($57,401)        in        the
                    REITs................................................................                  3,625
               -    the  estimated  cost  and  expensed  of   consummating   the
                    mergers..............................................................                 4,200
                                                                                                        --------
                                                                                                        $114,316
                                                                                                        ========
          *    NOTE PAYABLE TO BANKS:  A pro forma  adjustment  has been made to reflect  estimated bank  borrowings to fund the cash component of
               the mergers combined with the estimated expenses...........................              $ 56,903
                                                                                                        ========
          *    REIT equity:  A pro forma  adjustment  has been made to eliminate the  historical  equity  of the  REITs  in  connection  with  the
               mergers....................................................................             $(157,023)
                                                                                                        ========
          *    PSI'S  COMMON  STOCK AND  ADDITIONAL  PAID IN CAPITAL:  Pro forma adjustments  have been made to reflect the issuance of PSI common stock in the mergers:
               -    Common  stock  (7,305,000   shares,   based  upon  a  $21.00
                    estimated      market      value     of     PSI's     common
                    stock)................................................................                $ 730
               -    Additional paid in capital............................................              152,680
                                                                                                       --------
                                                                                                       $153,410
                                                                                                       ========

                              PUBLIC STORAGE, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 1996
                  (Amounts in thousands, except per share data)
                                   (Unaudited)




(1b) OTHER'S PRO FORMA MERGER ADJUSTMENTS: Other pro forma merger adjustments have been made to reflect the use of the REITs cash to pay for (i) accrued distributions payable included in the historical accrued and other liabilities of the REITs, and (ii) repay a portion of the historical borrowings of the REITs on their respective lines of credit:

          *    CASH AND CASH  EQUIVALENTS:  A pro forma adjustment has been made to reduce cash and cash equivalents as follows:
                -   Pro   forma   adjustment   to  fund   the   REITs'   accrued
                    distributions Included in their historical balance sheets at
                    June 30, 1996.........................................................              $(3,373)

               -    Pro forma  adjustment to utilize the REITs'  remaining  cash reserves to repay a portion of their  historical  borrowings
                    on lines of credit.....................................................              (2,100)
                                                                                                        ---------
                                                                                                        $(5,473)
                                                                                                        =========

          *    NOTES PAYABLE TO BANKS:  A pro forma  adjustment has been made to reflect:
               -    the use of the REIT  cash and cash  equivalents  to reduce
                    their line of credit borrowings........................................             $(2,100)

               -    Pro forma  adjustment to utilize PSI's line of credit to pay for  accrued  merger  costs  with  respect to the SPI merger
                    included in PSI's historical accrued and other liabilities.............               4,801
                                                                                                        ---------
                                                                                                         $2,701
                                                                                                        =========

          *    Accrued and other  liabilities:  A pro forma  adjustment has been made to reflect  the  payment of the  REIT  historical  accrued distributions and historical merger costs with respect to the SPI
               merger which was completed at the end of June 1996...........................            $(8,174)
                                                                                                        =========

                              PUBLIC STORAGE, INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 1996
                  (Amounts in thousands, except per share data)
                                   (Unaudited)


2.   Partnership and other acquisitions:
     -----------------------------------

     PSI has agreements in principle to acquire 23 mini-warehouses and 15 business park facilities from five limited partnerships which are not affiliated with PSI. PSI currently manages on behalf of four of the partnerships an aggregate of 16 mini-warehouses and 15 business parks. The acquisition of the real estate assets from each of the limited partnerships is subject to certain conditions, including the approval of the limited partners in each of the partnerships. There is no assurance that such transactions will be approved by the limited partners of each of the partnerships and therefore consummated; however, PSI believes that the approval of the limited partners is probable.
     The aggregate acquisition cost is approximately $79.9 million in cash.

     The following pro forma adjustments were made to reflect the above transactions:

          *    OTHER  ASSETS:  Included  in other  assets  at June 30,  1996 are deposits  made PSI towards the purchase  price of the real estate facilities from these  partnerships.  A pro forma  adjustment has been made to eliminate  these deposits upon  consummation  of the
               acquisition by PSI.........................................................               $(6,381)
                                                                                                         ========

          *    REAL ESTATE  FACILITIES:  A pro forma adjustment has been made to
               real   estate    facilities    to   reflect    the    acquisition
               cost.......................................................................               $80,181
                                                                                                         ========

          *    NOTES PAYABLE TO BANKS:  A pro forma  adjustment has been made to reflect bank borrowings to fund the remaining  acquisition  costs
               ($80,181  acquisition cost less deposits made as of June 30, 1996
               totaling $6,381)...........................................................               $73,800
                                                                                                         ========


                              PUBLIC STORAGE, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     For the Six Months Ended June 30, 1996
                  (Amounts in thousands, except per share data)
                                   (Unaudited)


                                                            Real Estate Acquisitions included in
                                                           Rule 3.14 Financial Statements (Note 2)
                                                        ---------------------------------------------
                                                                         Partnership                     Other Pro
                                              PSI                        and property                      forma
                                          (Historical)   REIT Mergers    acquisitions                   adjustments         PSI
                                            (Note 1)       (Note 3)        (Note 4)         Total         (Note 5)      (Pro forma)
                                           -----------    -----------      -----------    -----------    -----------     ----------

        Revenues:
         Rental income..................   $ 135,530     $   23,934       $   9,160      $  33,094      $       -       $ 168,624
         Facility management fees.......       7,309              -               -              -         (1,685)          5,624
         Equity in earnings of real           10,090         (1,592)            (75)        (1,667)             -           8,423
         estate entities
         Interest and other income......       4,309            152              17            169              -           4,478
                                           -----------    -----------      -----------    -----------    -----------     ----------
                                             157,238         22,494           9,102         31,596         (1,685)        187,149
                                           -----------    -----------      -----------    -----------    -----------     ----------
        Expenses:
         Cost of operations.............      42,562          8,456           3,748         12,204         (1,414)         53,352
         Cost of managing facilities....       1,175              -               -              -           (271)            904
         Depreciation and amortization..      30,734          4,624           1,667          6,291              -          37,025
         General and administrative.....       3,059            475              25            500              -           3,559
         Interest expense...............       4,813          2,842           3,137          5,979              -          10,792
                                           -----------    -----------      -----------    -----------    -----------     ----------
                                              82,343         16,397           8,577         24,974         (1,685)        105,632
                                           -----------    -----------      -----------    -----------    -----------     ----------
         Income before minority
            interest in income..........      74,895          6,097             525          6,622              -          81,517
         Minority interest in income....      (4,815)             -               -              -              -          (4,815)
                                           -----------    -----------      -----------    -----------    -----------     ----------
         Net income.....................   $  70,080         $6,097       $     525       $  6,622      $       -        $ 76,702
                                           ===========    ===========      ===========    ===========    ===========     ==========


         Net income allocable to           $  33,062             $-       $   1,916       $  1,916      $       -        $ 34,978
            preferred shareholders

         Net income allocable to Common
            Stock shareholders..........      37,018          6,097          (1,391)         4,706              -          41,724
                                           -----------    -----------      -----------    -----------    -----------     ----------

               Net income...............   $  70,080         $6,097       $     525       $  6,622      $       -        $ 76,702
                                           ===========    ===========      ===========    ===========    ===========     ==========


        Per share of Common Stock:

           Net income...................   $    0.51     $     0.69       $       -      $     0.53     $        -      $    0.51
                                           ===========    ===========      ===========    ===========    ===========     ==========
           Weighted Average Shares......      72,749          8,836               -           8,836              -         81,585
                                           ===========    ===========      ===========    ===========    ===========     ==========


     See Accompanying Notes to Pro Forma Consolidated Statements of Income.

                              PUBLIC STORAGE, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      For the Year Ended December 31, 1995
                  (Amounts in thousands, except per share data)
                                   (Unaudited)


                                                                 Real Estate Acquisitions included in
                                                               Rule 3.14 Financial Statements (Note 2)
                                                               ---------------------------------------
                                                                              Partnership                   Other Pro
                                                                   REIT      and property                     forma          PSI
                                                    PSI          Mergers     acquisitions                  adjustments   (Pro forma)
                                                 (Note 1)        (Note 3)      (Note 4)        Total         (Note 5)
                                               -----------    -----------    -----------    -----------    -----------    ----------

        Revenues:
         Rental income....................      $ 229,026      $   51,340      $  39,656     $  90,996     $       -      $ 320,022
         Facility management fees.........         13,708               -              -             -        (5,162)         8,546
         Equity in earnings of real estate         20,769          (4,147)        (2,773)       (6,920)            -         13,849
         entities
         Interest and other income........          4,573             372            200           572             -          5,145
                                               -----------    -----------    -----------    -----------    -----------    ----------
                                                  268,076          47,565         37,083        84,648        (5,162)       347,562
                                               -----------    -----------    -----------    -----------    -----------    ----------
        Expenses:
         Cost of operations...............         70,158          18,337         15,651        33,988        (3,367)       100,779
         Cost of managing facilities......          4,766               -              -             -        (1,795)         2,971
         Depreciation and amortization....         53,727          10,103          5,993        16,096             -         69,823
         General and administrative.......          8,060           2,117            312         2,429             -         10,489
         Interest expense.................         15,930           5,450          6,273        11,723             -         27,653
                                               -----------    -----------    -----------    -----------    -----------    ----------
                                                  152,641          36,007         28,229        64,236        (5,162)       211,715
                                               -----------    -----------    -----------    -----------    -----------    ----------
         Income before minority interest in
            income........................        115,435          11,558          8,854        20,412             -        135,847
         Minority interest in income......         (6,992)              -              -             -             -         (6,992)
                                               -----------    -----------    -----------    -----------    -----------    ----------
         Net income.......................      $ 108,443       $  11,558      $   8,854      $ 20,412     $       -       $128,855
                                               ===========    ===========    ===========    ===========    ===========    ==========

         Net income allocable to preferred      $  33,466       $       -      $   7,664      $  7,664     $       -       $ 41,130
            shareholders

         Net income allocable to Common
            Stock shareholders............         74,977          11,558          1,190        12,748             -         87,725
                                               -----------    -----------    -----------    -----------    -----------    ----------

               Net income.................      $ 108,443         $11,558      $   8,854      $ 20,412     $       -       $128,855
                                               ===========    ===========    ===========    ===========    ===========    ==========


        Per share of Common Stock:

           Net income.....................      $    1.05      $     1.21      $       -     $    1.34    $        -     $     1.08
                                               ===========    ===========    ===========    ===========    ===========    ==========

           Weighted Average Shares........         71,736           9,544              -         9,544             -         81,280
                                               ===========    ===========    ===========    ===========    ===========    ==========

     See Accompanying Notes to Pro Forma Consolidated Statements of Income.

                              PUBLIC STORAGE, INC.
                   NOTES TO PRO FORMA CONSOLIDATED STATEMENTS
              OF INCOME For the Six Months Ended June 30, 1996 and
                          Year Ended December 31, 1995
              (Dollar amounts in thousands, except per share data)
                                   (Unaudited)

1.       PSI's pro forma net income
         --------------------------

         The presentation of the pro forma consolidated income statement for the year ended December 31, 1995 commences with pro forma balances rather than historical balances. In 1995, the Company completed numerous transactions including (i) issuances of both common and preferred stock, (ii) mergers with affiliated REITs, (iii) significant real estate acquisitions, and (iv) a merger with Public Storage Management, Inc. In connection with the merger with Public Storage Management, Inc., the Company filed pro forma financial statements which included the effects of the above transactions on PSI's historical amounts. Such pro forma financial statements were updated in a Form 8-K dated
         November 16, 1995 and in PSI's 1996 Form 10-K for the year ended December 31, 1995. PSI's 1996 Form 10-K included pro forma operating results for the year ending December 31, 1995 reflecting the effects of these transactions and serves as the starting point for the consolidated income statement for the transactions described in the following footnotes.

         The historical consolidated income statement for the six months ended June 30, 1996 reflects the effects of the 1995 transactions. Accordingly, no further pro forma adjustments are necessary to reflect the effects of these 1995 transactions.

2.       Rule 3.14 of Regulation S-X
         ---------------------------

         Included elsewhere in this Form 8-K is financial information filed pursuant to Rule 3.14 of Regulation S-X. Such financial information includes audited information with respect to certain real estate operations acquired and to be acquired which in the aggregate are significant to PSI's financial data and representing a majority of the real estate operations acquired and to be acquired by PSI.

3.       REIT Mergers
         ------------

         As describe more fully in Note 1 to the pro forma consolidated balance sheet, during the first six months of 1996 PSI completed mergers with PSP IX (completed on March 26, 1996), PSBP (completed on March 26,
         1996) and SPI (completed on June 27, 1996), each representing an affiliated REIT owning principally mini-warehouse facilities (PSBP owned a single business park facility). Due to the timing of the mergers which have been completed, PSI's historical consolidated statement of income for the year ending December 31, 1995 does not reflect any impact from these mergers and only partially reflects the impact in the historical consolidated statement of income for the six months ended June 30, 1996.

         In addition to the mergers which have been completed, PSI and five other affiliated REITs (PSP X, PSP XII, PPY I, PPY II, and PPY III) have agreed, subject to certain conditions, to merge. Such mergers have not been consummated as of the date of this Form 8-K.

         The following pro forma adjustments have been made to reflect the impact of each of the above mergers as if such mergers were completed as of the beginning of each period:

                                                                                      Six Months                  Year
                                                                                         Ended                    Ended
                                                                                     June 30, 1996          December 31, 1995
                                                                                     -------------          -----------------
          *  RENTAL INCOME: A pro forma adjustment has been made to reflect
             the combined historical rental income of the REITs.................         $23,934               $51,340
                                                                                         =======               =======


                              PUBLIC STORAGE, INC.
                   NOTES TO PRO FORMA CONSOLIDATED STATEMENTS
              OF INCOME For the Six Months Ended June 30, 1996 and
                          Year Ended December 31, 1995
              (Dollar amounts in thousands, except per share data)
                                   (Unaudited)

                                                                                      Six Months                  Year
                                                                                         Ended                    Ended
                                                                                     June 30, 1996          December 31, 1995
                                                                                     -------------          -----------------
           *    EQUITY  IN  EARNINGS  OF REAL  ESTATE  ENTITIES:  Prior  to the
                mergers,  PSI accounts for its existing  ownership  interests in the REITs under the equity method of accounting. Upon completion of the mergers, PSI's interest will be canceled and PSI will own
                100% of the equity interest in each REIT. A pro forma adjustment has been
                made to eliminate equity in earnings in these REITs................      $(1,592)              $(4,147)
                                                                                     =============          =================


           *    INTEREST AND OTHER INCOME:  A pro forma  adjustment  has been made
                to reflect the historical amounts of each of the REITs.............         $152                  $372
                                                                                     =============          =================


           *    COST OF OPERATIONS: A pro forma adjustment has been made to
                reflect the combined historical cost of operations of the REITs....       $8,456               $18,337
                                                                                     =============          =================


           *    DEPRECIATION AND AMORTIZATION: A pro forma adjustment has been made to reflect the incremental difference between the actual depreciation expense included in PSI's historical statements of income and the pro forma depreciation expense, as if the real estate facilities were in operation for a full period..............


                 -      Pro forma depreciation  expense for a full period based
                        upon the  allocation  of the  merger  acquisition  cost.
                        Generally,  the purchase  cost  allocated to real estate
                        facilities is further allocated 70% to buildings and 30%
                        to land. Buildings are depreciated, straight-line over 25
                        years.....................................................        $5,052               $10,103


                 -      Less:  amounts included in PSI's historical statements of
                        income....................................................          (428)                   -
                                                                                     -------------          -----------------
                                                                                          $4,624               $10,103
                                                                                     =============          =================


           *     General and administrative expense was adjusted as follows:

                 -       A pro forma  adjustment  has been made to reflect  each of
                         the REITs historical general and administrative expenses.          $656                $2,385

                 -       A pro forma adjustment has been made to reduce certain
                         general  and  administrative  expenses  which  PSI  has
                         determined  would  be  eliminated  as a  result  of the
                         mergers.  Such expenses  include the elimination of the
                         REITs board of directors fees,  stock exchange  listing
                         fees, audit and tax fees and certain administrative
                         expenses which will no longer be applicable..............          (181)                 (268)
                                                                                     -------------          -----------------
                                                                                            $475                $2,117
                                                                                     =============          =================

                              PUBLIC STORAGE, INC.
                   NOTES TO PRO FORMA CONSOLIDATED STATEMENTS
              OF INCOME For the Six Months Ended June 30, 1996 and
                          Year Ended December 31, 1995
              (Dollar amounts in thousands, except per share data)
                                   (Unaudited)

                                                                                      Six Months                  Year
                                                                                         Ended                    Ended
                                                                                     June 30, 1996          December 31, 1995
                                                                                     -------------          -----------------
           *    INTEREST  EXPENSE:  A pro  forma  adjustment  has been  made to reflect the following:


                -       The cash portion of the acquisition cost for those REIT
                        mergers which have not been consummated is assumed to be
                        funded with  borrowings  under PSI's  revolving  line of
                        credit.  Accordingly,  a pro forma  adjustment  has been
                        made to reflect additional  interest expense which would
                        have  been  incurred  as a  result  of such  borrowings.
                        Interest  rate  is  assumed  to be  8.5%  per  annum  on
                        borrowings
                        totaling $59,604...........................................        $2,533                $5,066

                -       the combined historical interest expense of the REITs.....           309                   384
                                                                                     -------------          -----------------


                                                                                          $2,842                $5,450
                                                                                     =============          =================




           * WEIGHTED AVERAGE COMMON SHARES: In connection with the REIT mergers, PSI as part of the consideration, issued (or will issue) shares of its common stock. The following pro forma adjustments have been made to reflect the effect on the historical weighted average shares outstanding:


                -       Shares issued in connection with the mergers  completed
                        during  the first six  months of 1996 (PSP IX,  PSBP and
                        SPI)
                                                                                         2,239                 2,239
                -       Estimated  number of  shares  to be issued in  proposed
                        mergers  (PSP X, PSP XII,  PPY I, PPY II,  and PPY III),
                        see note 1 to Consolidated Pro Forma Balance Sheet.............   7,305                 7,305

                -       Less weighted average shares already included in PSI's
                        historical amounts with respect to completed mergers.......       (708)                    -
                                                                                     -------------          -----------------
                                                                                          8,836                 9,544
                                                                                     =============          =================

                              PUBLIC STORAGE, INC.
                   NOTES TO PRO FORMA CONSOLIDATED STATEMENTS
              OF INCOME For the Six Months Ended June 30, 1996 and
                          Year Ended December 31, 1995
              (Dollar amounts in thousands, except per share data)
                                   (Unaudited)


4.       Partnership and property acquisitions
         -------------------------------------


         Effective January 1, 1996, PSI acquired approximately 64% of the limited partnership interest in an affiliated limited partnership owning 28 mini-warehouse facilities. The acquisition cost totaled $41.1 million in cash; funded with the use of net proceeds of a preferred stock offering in January 1996. As a result of the acquisition combined with PSI's existing ownership interest and control of the partnership, PSI began to consolidate the accounts of the partnership in PSI's financial statements effective January 1, 1996.

         During the second quarter of 1996, PSI acquired all of the limited partnership units of two affiliated partnerships for $5.90 million, consisting of the issuance of PSI's Mandatory Convertible Preferred Stock, Series CC. PSI's acquisition in one of the partnerships increased its ownership interest in the partnership to 100%, accordingly, the partnership was dissolved and the partnership's 8 mini-warehouse facilities became wholly-owned by PSI. The remaining partnership owns 15 mini-warehouses. As a result of the acquisition of partnership interests combined with PSI's existing ownership interest and control in the partnership, PSI began to consolidate the accounts of the partnership in PSI's financial statements effective April 1, 1996.

         PSI has agreements in principle to acquire 23 mini-warehouses and 15 business park facilities from five limited partnerships which are not affiliated with PSI. PSI currently manages on behalf of four of the partnerships an aggregate of 16 mini-warehouses and 15 business parks. The acquisition of the real estate assets from each of the limited partnerships is subject to certain conditions, including the approval of the limited partners in each of the partnerships. The aggregate acquisition cost is approximately $80.2 million.

                                                                                      Six Months                  Year
                                                                                         Ended                    Ended
                                                                                     June 30, 1996          December 31, 1995
                                                                                     -------------          -----------------
           *    RENTAL INCOME:  A pro forma adjustment has been made to reflect
                the   historical   rental  income  of  the  newly   consolidated
                partnerships and properties  acquired,  as if such  transactions
                occurred at the beginning of the period ............................      $9,160                  $39,656
                                                                                     =============          =================


           *    INTEREST AND OTHER INCOME: A pro forma adjustment has been made to reflect  the  historical  amounts  with  respect to the newly consolidated  partnerships,  as if such transaction  occurred at
                the beginning of the period.........................................         $17                     $200
                                                                                     =============          =================


           *    COST OF  OPERATIONS:  A pro forma  adjustment  has been made to
                reflect  the   historical   cost  of  operations  of  the  newly
                consolidated  partnerships and acquired  properties,  as if such
                transactions occurred at the beginning of the period................      $3,748                  $15,651
                                                                                     =============          =================

                              PUBLIC STORAGE, INC.
                   NOTES TO PRO FORMA CONSOLIDATED STATEMENTS
              OF INCOME For the Six Months Ended June 30, 1996 and
                          Year Ended December 31, 1995
              (Dollar amounts in thousands, except per share data)
                                   (Unaudited)

                                                                                      Six Months                  Year
                                                                                         Ended                    Ended
                                                                                     June 30, 1996          December 31, 1995
                                                                                     -------------          -----------------
           *    DEPRECIATION AND AMORTIZATION:   A pro forma adjustment was
                adjusted to reflect:


                -        in the case of newly consolidated partnerships; historical depreciation  and  amortization  for the period of time
                         not included in PSI's  historical  operations  combined
                         additional  depreciation  from  the step up in basis of
                         the historical  carrying cost of the partnerships' real
                         estate facilities in consolidation......................           $544                  $3,747

                -        additional depreciation on property acquisitions, as if
                         such transactions occurred at the beginning of the period         1,123                   2,246
                                                                                     -------------          -----------------
                                                                                          $1,667                  $5,993
                                                                                     =============          =================



           *    GENERAL AND ADMINISTRATIVE:  A pro forma adjustment was made to general and administrative expense to reflect the historical amounts
                with respect to the newly consolidated partnerships..............            $25                    $312
                                                                                     =============          =================




           *    INTEREST EXPENSE: PSI expects to acquire real estate facilities from five limited  partnerships for a total  acquisition cost of
                $80,181.  As of June  30,  1996,  PSI had  paid  $6,381  deposit towards this  acquisition  cost  leaving a remaining  balance of
                $73,800  which  PSI  expects  to  fund  with  borrowings  on its revolving line of credit.  A pro forma  adjustment has been made to reflect  interest expense with respect to the borrowing as if such amounts were outstanding throughout each period
                (interest rate of 8.5% per annum)................................         $3,137                  $6,273
                                                                                     =============          =================





           *    NET INCOME ALLOCABLE TO PREFERRED STOCK: In connection with the acquisition  of  partnership  interests  in  one  of  the  newly consolidated  partnerships,  PSI issued its Series CC  preferred
                Stock.   A  pro  forma   adjustment  was  made  to  reflect  the
                distributions  with  respect to the terms of the Series CC for a full period......................................................


                -       Distributions for a full period..........................         $3,832                  $7,664


                -       Less: amounts included in PSI's historical amounts.......         (1,916)                      -
                                                                                     -------------          -----------------
                                                                                          $1,916                  $7,664
                                                                                     =============          =================


                              PUBLIC STORAGE, INC.
                   NOTES TO PRO FORMA CONSOLIDATED STATEMENTS
              OF INCOME For the Six Months Ended June 30, 1996 and
                          Year Ended December 31, 1995
              (Dollar amounts in thousands, except per share data)
                                   (Unaudited)



5.       Other Pro Forma Adjustments
         ---------------------------

         PSI manages the real estate facilities owned by the affiliated REIT and partnerships discussed in notes 3 and 4 for a fee. As a result of mergers and acquisitions as discussed in notes 3 and 4, PSI will continue to operate the facilities, however, since the facilities will be owned by PSI, PSI will no longer collect fees for managing the facilities. Accordingly, the following pro forma adjustments have been made to (i) eliminate management fee income recognized by PSI with respect to the real estate facilities acquired, (2) eliminate the corresponding management fee expense included in the historical cost of operations of the facilities acquired, and (3) allocate a portion of the cost of managing facilities to the cost of operations with respect to the facilities acquired. With respect to item (3) such amounts represent cost of managing the facilities acquire for management fees which will continue to be incurred by PSI, however, will be included in the cost of operations of the facilities as a cost now incurred to generate rental revenues as opposed to management fees.

                                                                                      Six Months                  Year
                                                                                         Ended                    Ended
                                                                                     June 30, 1996          December 31, 1995
                                                                                     -------------          -----------------
           *    FACILITY MANAGEMENT FEES:  A pro forma adjustment has been made to eliminate the property management fees included in PSI's historical
                revenues .........................................................        $1,685                   $5,162
                                                                                     =============          =================


           *    COST OF MANAGING FACILITIES:  A pro forma adjustment has been made to eliminate a portion of the cost of managing facilities and
                reallocate such amounts of cost of operations.....................         $(271)                 $(1,795)
                                                                                     =============          =================


           * COST OF OPERATIONS: A pro forma adjustment has been made to reflect:

                -       elimination of property management fee paid to PSI.......        $(1,685)                 $(5,162)
                -       reflect reallocation of costs to mange such facilities...            271                    1,795
                                                                                     -------------          -----------------
                                                                                         $(1,414)                 $(3,367)
                                                                                     =============          =================

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                Public Storage, Inc.

Date:    September 6, 1996                      By:   /s/  Ronald L. Havner, Jr.
         -----------------                         -----------------------------
                                                     Ronald L. Havner, Jr.
                                                     Senior Vice President and
                                                     Chief Financial Officer